Exhibit 10.17

Stephen H. Holdridge, the Senior Executive Vice President, Worldwide Services of MicroStrategy Incorporated (the “Company”), joined the Company on November 6, 2017. Mr. Holdridge’s annual base salary is $450,000 and his annual discretionary bonus target is $450,000 (pro-rated for 2017 based on the time Mr. Holdridge was employed by the Company in 2017). Mr. Holdridge was awarded a cash bonus in the amount of $69,041 with respect to 2017. In connection with the commencement of his employment with the Company, Mr. Holdridge received a one-time reporting bonus of $100,000 and an option to purchase 60,000 shares of the Company’s class A common stock under the Company’s 2013 Stock Incentive Plan (as amended), with such option vesting in equal annual installments of 25% over a four-year vesting period. Mr. Holdridge is also entitled to perquisites and other personal benefits to which all other executive officers below the CEO level are entitled, as described in Exhibit 10.7 to this Annual Report on Form 10-K, which description is incorporated herein by reference.